EXHIBIT 3.6

                   CERTIFICATE OF AMENDMENT TO THE DESIGNATION
                OF RIGHTS AND PREFERENCES RELATED TO SERIES A 10%
         CUMULATIVE CONVERTIBLE PREFERRED STOCK OF BIOMUNE SYSTEMS, INC.


     The undersigned, being the President and the Secretary of Biomune Systems, Inc., a Nevada corporation, do hereby certify and declare as follow:

     1. The name of the Corporation is Biomune Systems, Inc.

     2. Attached hereto as Exhibit "A" and incorporated herein by this reference is a true and correct copy of the amendment to Section 1 of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock of Biomune Systems, Inc.

     3. The amendment to Section 1 of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock described above was adopted by the Corporation's Board of Directors by Unanimous Written Consent dated June 5, 1996, pursuant to Section 78.315 of the Nevada Private Corporations Act and is being filed with the Nevada Secretary of State pursuant to Section 78.195 and Section 78.207 of the Nevada Private Corporations Act.

     4. The above-referenced amendment was consented to by a majority of the current and certain former holders of a majority of the shares of the Corporation's Series A 10% Cumulative Convertible Preferred Stock as required by
Section 7(iii) of the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock.

     5. The current number of authorized shares and the par value of each class and series of shares before the amendment is as follows:

     (a) Common Stock, $0.0001 par value per share: 500,000,000

     (b) Preferred Stock, $0.0001 par value per share: 50,000,000, which have been designated as follows:

          (i) Series A 10% Cumulative Convertible Preferred Stock: 1,075,000

          (ii) Series B 10% Cumulative Convertible Non-Voting Preferred Stock:
     1,000,000

          (iii) Series D 8% Cumulative Convertible Non-Voting Preferred Stock:
     6,000

     6. The number of authorized shares and the par value of each class and series of shares after the amendment will be as follows:

     (a) Common Stock, $0.0001 par value per share: 500,000,000

     (b) Preferred Stock, $0.0001 par value per share: 50,000,000, which will be designated as follows:

          (i) Series A 10% Cumulative Convertible Preferred Stock: 1,120,000

          (ii) Series B 10% Cumulative Convertible Non-Voting Preferred Stock:
     1,000,000

          (iii) Series D 8% Cumulative Convertible Non-Voting Preferred Stock:
     6,000

     7. This Certificate of Amendment shall be effective upon filing with the Nevada Secretary of State.


     IN WITNESS WHEREOF, we have signed this Certificate of Amendment as of this 24th day of June, 1996.

                                   BIOMUNE SYSTEMS, INC., a Nevada
                                   corporation


                                   By:      /s/  Milton G. Adair
                                      --------------------------
                                            Milton G. Adair
                                            Its:  President


                                   By:      /s/  E. Wayne Nelson
                                      --------------------------
                                            E. Wayne Nelson
                                            Its:  Secretary
Attested and Verified:

By:      /s/  E. Wayne Nelson
   -----------------------------
         E. Wayne Nelson
         Its:  Secretary


STATE OF UTAH               )
                            :ss
COUNTY OF SALT LAKE         )


     On the 24th day of June, 1996, Milton G. Adair, who, being by me duly sworn, did say that he is the President of Biomune Systems, Inc., a Nevada corporation, and that the foregoing instrument was signed on behalf of such Corporation by authority of its Bylaws and such officer acknowledged to me that the Corporation executed the same.


                                     /s/  Thomas R. Taylor
                                     --------------------------
                                     NOTARY PUBLIC


My Commission Expires:

  [NOTARY SEAL STAMP]
----------------------


                                   EXHIBIT "A"

     1. Designation and Number of Shares.

     An initial series of the Corporation's Preferred Stock is hereby established, to be designated and known as "Series A 10% Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), consisting of one million one hundred twenty thousand (1,120,000) shares of the authorized and unissued shares of the Corporation's Preferred Stock, $0.0001 par value per share. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the number of shares of its Common Stock, $0.0001 par value per share, if at any time the number of shares of the Corporation's Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock as provided herein.